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                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-33791 and 33-23055) pertaining to the Becton, Dickinson and Company Savings Incentive Plan and in the related prospectuses of our report dated December 6, 1999, with respect to the financial statements and schedules of the Becton, Dickinson and Company Savings Incentive Plan included in this Annual Report (Form 11-K) for the year ended June 30, 1999.

                                          /s/ Ernst & Young LLP
                                          _____________________________________
                                          Ernst & Young LLP

New York, New York
December 6, 1999